Exhibit 99.1

Press Release	Source: National Health Partners, Inc.

NATIONAL HEALTH PARTNERS
ANNOUNCES COMPLETION OF ITS
CAREXPRESS “WRAP-AROUND” PROGRAMS

Thursday May 17, 8:30 am ET

HORSHAM, Pa — (BUSINESS WIRE) — National Health Partners, Inc. (OTCBB: NHPR - News), a leading provider of unique discount healthcare membership programs, announced today that it has completed the development of its highly-anticipated CARExpress “wrap-around” programs.  The company expects to begin offering these innovative programs to the public within the next few days under the name “CARExpress Plus.”

“We are very excited about the launch of our CARExpress Plus membership programs,” stated David M. Daniels, President and Chief Executive Officer of National Health Partners.  “We have all worked very hard over the past several months developing CARExpress Plus and are very pleased with the programs that we have developed.  We intend to continue developing the most cutting-edge and cost-effective health membership programs on the market.”

“We have received hundreds of inquiries regarding our CARExpress Plus membership programs since first announcing our intention to create them this past fall [formerly under the name “Health Advantage One”],” added Mr. Daniels.  “I believe that our ability to offer CARExpress Plus to the public will significantly increase our share of the discount healthcare market and that, over time, we will generate the majority of our revenue, profits and cash flow through the sale of these programs.”

National Health Partners, Inc.

National Health Partners, Inc. is a national healthcare savings organization that provides discount healthcare membership programs to uninsured and underinsured people through a national healthcare savings network called “CARExpress.”  CARExpress is the largest network of hospitals, doctors, dentists, pharmacists and other healthcare providers in the country and is comprised of over 1,000,000 medical professionals that belong to such PPOs as CareMark and Aetna.  The company’s primary target customer group is the 47 million Americans who have no health insurance of any kind.  The company’s secondary target customer group includes the 61 million Americans who lack complete health insurance coverage.  The company is headquartered in Horsham, Pennsylvania.  For more information on the company, please visit its website at www.nationalhealthpartners.com.

Safe Harbor Provision

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical fact contained herein, including, without limitation, statements regarding the company’s future financial position, business strategy, budgets, projected revenues and costs, and plans and objectives of management for future operations, are forward-looking statements.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions.  Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from results proposed in such statements.  Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can provide no assurance that such expectations will prove to have been correct.  Important factors that could cause actual results to differ materially from the company’s expectations include, but are not limited to, its ability to fund future growth and implement its business strategy, its ability to develop and expand the market for its CARExpress membership programs, demand for and acceptance of its CARExpress membership programs, its dependence on a limited number of preferred provider organizations and other provider networks for healthcare providers, as well as those factors set forth in the company’s Annual Report on Form 10-KSB and its other filings and submissions with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made.  Except as required by law, the company assumes no obligation to update or revise any of the information contained in this press release.

Contact:

National Health Partners, Inc.
Alex Soufflas, 215-682-7114
info@nationalhealthpartners.com

Source: National Health Partners, Inc.